UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NOBLE INTERNATIONAL, LTD.

(Name of Registrant as Specified In Its Charter)

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May 16, 2005

Dear Noble Stockholder:

You are cordially invited to attend the 2005 annual meeting of stockholders of Noble International, Ltd. which will be held on Friday, June 24, 2005 at 10:00 a.m. (Eastern Standard Time) at the Birmingham Country Club, 1750 Saxon Drive, Birmingham, Michigan 48009 and thereafter as it may be adjourned from time to time.

At this year’s annual meeting, you will be asked to elect three (3) Class III directors; ratify the selection of Deloitte & Touche LLP as our independent auditors for fiscal 2005; and transact such other business as may properly come before the meeting or any adjournments thereof.

Details of the matters to be considered at the meeting are contained in the attached notice of annual meeting and proxy statement, which we urge you to consider carefully.

As a stockholder, your vote is important. Whether or not you plan to attend the meeting, please complete, date, sign and return your proxy card promptly in the enclosed envelope which requires no postage if mailed in the United States. Alternatively, you may vote through the Internet at www.voteproxy.com or by telephone at 1-800-PROXIES. If you attend the meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

Thank you for your cooperation, continued support and interest in Noble International, Ltd.

Sincerely,

Robert J. Skandalaris

Chairman

NOBLE INTERNATIONAL, LTD.

28213 Van Dyke Avenue

Warren, Michigan 48093

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 24, 2005

10:00 a.m. (Eastern Standard Time)

Notice is hereby given that the Annual Meeting of Stockholders of Noble International, Ltd. will be held at the Birmingham Country Club, 1750 Saxon Drive, Birmingham, Michigan 48009 on Friday, June 24, 2005 at 10:00 a.m. (Eastern Standard Time) to consider and vote upon:

1.	The election of Class III Directors to serve for a three year term expiring at the Annual Meeting of Stockholders to be held in 2008 or until their successors have been duly elected and qualified. The Proxy Statement which accompanies this Notice includes the names of the nominees to be presented by the Board of Directors for election;

2.	Ratification of Deloitte & Touche LLP as independent public accountants of the Company; and

3.	The transaction of such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

The Board of Directors has fixed the close of business on May 6, 2005 as the record date for determination of Stockholders entitled to notice of, and to vote at, the Annual Meeting. To assure that your shares will be represented at the Annual Meeting, please either (1) mark, sign, date and promptly return the accompanying Proxy in the enclosed envelope, (2) vote utilizing the automated telephone feature described in the Proxy, or (3) vote over the Internet pursuant to the instructions set forth on the Proxy. You may revoke your Proxy at any time before it is voted.

Stockholders are cordially invited to attend the meeting in person. Please indicate on the enclosed Proxy whether you plan to attend the meeting. Stockholders may vote in person if they attend the meeting even though they have executed and returned a Proxy.

By Order of the Board of Directors,

/s/ MICHAEL C. AZAR

Michael C. Azar

Secretary

Dated: May 16, 2005

NOBLE INTERNATIONAL, LTD.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

INTRODUCTION

This Proxy Statement is furnished by the Board of Directors of Noble International, Ltd., a Delaware corporation, (the “Company”) in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on June 24, 2005 and at any adjournments thereof. The Annual Meeting has been called to consider and vote upon (1) the election of Class III Directors, (2) the ratification of Deloitte & Touche LLP as the Company’s independent public accountants, and (3) such other business as may properly come before the Annual Meeting or any adjournment(s) thereof. This Proxy Statement and the accompanying Proxy are being sent to Stockholders on or about May 16, 2005.

Persons Making the Solicitation

The Proxy is solicited on behalf of the Board of Directors of the Company. The original solicitation will be by mail. Following the original solicitation, the Board of Directors expects that certain individual Stockholders will be further solicited through telephone or other oral communications from the Board of Directors. The Board of Directors does not intend to use specially engaged employees or paid solicitors. The Board of Directors intends to solicit Proxies for shares which are held of record by brokers, dealers, banks or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold shares. All solicitation expenses will be borne by the Company.

Terms of the Proxy

The enclosed Proxy indicates the matters to be acted upon at the Annual Meeting and provides boxes to be marked to indicate the manner in which the Stockholder’s shares are to be voted with respect to such matters. By appropriately marking the boxes, a Stockholder may specify whether the proxy shall vote for or against or shall be without authority to vote the shares represented by the Proxy. The Proxy also confers upon the proxy discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

If the Proxy is executed properly and is received by the proxy holder prior to the Annual Meeting, the shares represented by the Proxy will be voted. An abstention and a broker non-vote would be included in determining whether a quorum is present at the meeting, but would otherwise not affect the outcome of any vote. Where a Stockholder specifies a choice with respect to the matter to be acted upon, the shares will be voted in accordance with such specification. Any Proxy which is executed in such a manner as not to withhold authority to vote for the election of the specified nominees as Directors (see “Matters To Be Acted Upon—Item 1: Election of Class III Directors”) shall be deemed to confer such authority. A Proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to Michael C. Azar, Secretary, Noble International, Ltd., 28213 Van Dyke Avenue, Warren, Michigan 48093, by attending the meeting and electing to vote in person, or by a duly executed Proxy bearing a later date.

VOTING RIGHTS AND REQUIREMENTS

Voting Securities

The securities entitled to vote at the Annual Meeting consist of all of the outstanding shares of the Company’s common stock, $.001 par value per share (“Common Stock”). The close of business on May 6, 2005 has been fixed by the Board of Directors of the Company as the record date. Only Stockholders of record as of the record date may vote at the Annual Meeting. As of April 15, 2005 there were 9,302,954 outstanding shares of the Company’s Common Stock entitled to vote at the Annual Meeting.

Quorum

The presence at the Annual Meeting of the holders of record of a number of shares of the Company’s Common Stock and Proxies representing the right to vote shares of the Company’s Common Stock in excess of one-half of the number of shares of the Company’s Common Stock outstanding as of the record date will constitute a quorum for transacting business.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, as of April 16, 2005, with respect to the beneficial ownership of the Company’s Common Stock by: (i) each person known by the Company to own more than 5% of the Company’s Common Stock; (ii) each director and nominee for director; (iii) each officer of the Company named in the Summary Compensation Table; and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated, each Stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by such person.

Name and Address of Beneficial Owner [1]	Number of Shares Beneficially Owned [2]	Percentage of Common Stock Beneficially Owned [2]
Robert J. Skandalaris[3]	1,667,815	17.9%
Michael C. Azar[4]	72,192	*
Christopher L. Morin[5]	39,402	*
Jay J. Hansen[6]	22,789	*
Mark T. Behrman[7]	14,373	*
Daniel J. McEnroe	7,252	*
Van E. Conway	6,110	*
Timothy J. Emmitt[8]	10,899	*
Anthony R. Tersigni	12,252	*
Thomas L. Saeli	7,446	*
Stuart I. Greenbaum[9]	12,210	*
Fred L. Hubacker	688	*
Larry R. Wendling	688	*
St. Denis J. Villere & Company, L.L.C.[10]	1,397,579	15.0%
Systematic Financial Management, LP11	524,983	5.6%
Munder Capital Management[12]	502,610	5.4%
National City Corp.[13]	467,117	5.0%
All Directors and Officers as a group (13 persons)	1,874,116	20.1%

*	Less than 1%
[1]	The address of each named person is 28213 Van Dyke Avenue, Warren, Michigan 48093.
[2]	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting and investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, each share of common stock subject to options held by that person that will become exercisable within sixty (60) days of the date hereof is deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
[3]	Includes 445,924 shares of common stock over which Mr. Skandalaris exercises voting power. Includes options to purchase 10,000 shares of common stock at $8.00 per share expiring in 2008.
[4]	Includes options to purchase, 4,500 shares of common stock at $6.62 per share expiring in 2005, and 14,666 shares of common stock at $8.00 per share expiring in 2008.
[5]	Includes options to purchase, 3,000 shares of common stock at $6.62 per share expiring in 2005, 3,000 shares of common stock at $6.12 per share expiring in 2006, and 17,333 shares of common stock at $8.00 per share expiring in 2008.
[6]	Includes options to purchase 4,500 shares of common stock at $10.50 per share expiring in 2007, and 8,000 shares of common stock at $8.00 per share expiring in 2008.
[7]	Includes options to purchase 1,250 shares of common stock at $10.63 per share expiring in 2006, 1,250 shares of common stock at $7.89 per share expiring in 2006, 1,250 shares of common stock at $6.64 per share expiring in 2006, and 1,250 shares of common stock at $4.78 per share expiring in 2006.
[8]	Includes options to purchase 4,000 shares at $5.39 per share expiring 2006 and 2,667 shares at $8.00 per share expiring in 2008.

[9]	Includes options to purchase 1,250 shares of common stock at $4.78 per share expiring in 2006
[10]	Information is based on Schedule 13G filed by St. Denis J. Villere & Company, L.L.C, a Louisiana Limited Liability Company, with the Securities Exchange Commission on March 7, 2005. The Schedule 13G states that St. Denis J. Villere & Company, L.L.C beneficially owns 1,397,579 shares of our common stock.
[11]	Information is based on Schedule 13G filed by Systematic Financial Management, LP, a Delaware General Partnership, with the Securities Exchange Commission on February 14, 2005. The Schedule 13G states that Systematic Management, LP beneficially owns 524,983 shares of common stock.
[12]	Information is based on Schedule 13F filed by Munder Capital Management, a Delaware General Partnership, with the Securities Exchange Commission February 10, 2005. The Schedule 13G states that Munder Capital Management beneficially owns 502,610 shares of our common stock.
[13]	Information is based on Schedule 13G filed by National City Corp., a Delaware Corporation, with the Securities Exchange Commission on February 14, 2005. The Schedule 13G states that National City Corp., beneficially owns 467,117 shares of our common stock.

MATTERS TO BE ACTED UPON

ITEM 1:	ELECTION OF CLASS III DIRECTORS

Directors

The nominees for the Board of Directors are set forth below. The Company has a classified Board of Directors that is divided into three (3) classes with three year terms of office ending in different years. The term of the Class III Directors expires this year. The Company’s Bylaws give the Board the power to set the number of directors at no less than nine nor more than twelve. The size of the Company’s Board is currently set at nine. There are currently three (3) Board positions designated for Class III Directors of which three (3) will be filled by election at the Annual Meeting to be held on June 24, 2005.

Three (3) persons have been nominated by the Board of Directors to serve as the Class III Directors until the 2008 Annual Meeting of Stockholders. The Board of Directors recommends that the three (3) nominees, Robert J. Skandalaris, Anthony R. Tersigni and Mark T. Behrman be elected to serve as the Class III Directors until the 2008 Annual Meeting of Stockholders. Information on the background and qualification of the nominees is set forth on the following page.

The Board knows of no reason why any nominee for director would be unable to serve as a director. In the event that any of them should become unavailable prior to the Annual Meeting, the Proxies will be voted for a substitute nominee or nominees designated by the Board of Directors, or the number of directors may be reduced accordingly. In no event will the Proxies be voted for more than three (3) persons.

Vote Required

The favorable vote of a plurality of the shares of Common Stock of the Company present in person or by proxy at the Annual Meeting is required for the election of each nominee for Class III Director. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

NOMINEES FOR DIRECTORS

Class III Nominees to Serve Until the 2008 Annual Meeting

Name	Age	Director Since	Positions Held
Robert J. Skandalaris	52	1997	Director
Anthony R. Tersigni	55	1997	Director
Mark T. Behrman	42	1999	Director

Robert J. Skandalaris, Age 52, the Company’s founder, currently serves as Chairman of the Board and Director. Mr. Skandalaris is also a Principal and Managing Director of Quantum Value Partners, LP, a private equity fund. Prior to founding the Company in 1993, Mr. Skandalaris was Vice Chairman and a shareholder of The Oxford Investment Group, Inc., a Michigan-based merchant banking firm, and served as Chairman and Chief Executive Officer of Acorn Asset Management, a privately held investment advisory firm. Mr. Skandalaris began his career as a Certified Public Accountant with the national accounting firm of Touche Ross & Co. Mr. Skandalaris holds a B.A. from Michigan State University and an M.S.A. from Eastern Michigan University.

Anthony R. Tersigni, Ed.D., Age 55, joined the Company’s Board of Directors in November 1997. Dr. Tersigni is the President and Chief Executive Officer of Ascension Health, the largest non-profit integrated health delivery system in the U.S. From 1995 to 2001, Dr. Tersigni served as President and Chief Executive Officer of St. John Health System, an integrated health delivery system headquartered in Detroit, Michigan. Prior to joining St. John Health System in 1995, Dr. Tersigni was President and Chief Executive Officer of Oakland General Health Systems, Inc., in Madison Heights, Michigan. Dr. Tersigni holds a doctorate in Organizational Development from Western Michigan University.

Mark T. Behrman, Age 42, joined the Company’s Board of Directors in January 1999. Mr. Behrman is the Managing Director of J. Giordano Securities Group. Prior to that, Mr. Behrman was co-founder and the Chief Operating Officer of Berko Productions, LLC, an entertainment company that specializes in the production and acquisition of feature films and television programming for worldwide distribution. Previously, Mr. Behrman served as a Managing Director in the U.S. Operations Division of Trade.com Global Markets, Inc. (“Global”), an international financial services firm, and as the Head of Corporate Finance for its predecessor, BlueStone Capital Partners, LP., an investment banking firm. While employed by Global, Mr. Behrman also held the title of Executive Vice President of Trade.com Online Securities, Inc. (“Online”), a wholly-owned subsidiary of Global, from January 2001 to August 2001. In October 2001, a petition for voluntary bankruptcy was filed by Online in the U.S. Bankruptcy Court for the Southern District of New York. Mr. Behrman holds a B.S.B.A. from The State University of New York at Binghamton and an M.B.A. from Hofstra University.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

The following individuals are directors of the Company who will continue to serve as directors:

Class I Directors to Serve until the 2006 Annual Meeting

Fred L. Hubacker, Age 60, joined the Company’s Board of Directors in 2004. Mr. Hubacker is a Senior Executive Consultant for Apollo Management, LP. a $10 billion private equity firm. In 2001, Mr. Hubacker was Vice Chairman of Venture Companies Worldwide, a privately held supplier of automotive interior systems, cockpit modules and front end systems. From 1996 through 2000, Mr. Hubacker served as President and CEO of New Venture Gear, a worldwide supplier of driveline and four wheel drive systems to the automotive industry. From 1993 through 1995, Mr. Hubacker served as President and Chief Operating Officer of Textron Automotive Company. Mr. Hubacker holds a B.A. from Michigan State University and an M.B.A. from in finance from Wayne State University.

Van E. Conway, Age 52, joined the Company’s Board of Directors in 2002. Mr. Conway is the co-founder and Managing Partner of Conway, MacKenzie & Dunleavy (“CM&D”), a nationally recognized turnaround and crisis management consultant, providing supply chain management, financial and management consulting to original equipment manufacturers, Tier I and II auto suppliers, as well as other industries. Prior to establishing CM&D in 1987, Mr. Conway served as Partner-in-charge of the Emerging Business Services Department at Deloitte & Touche, LLP. Mr. Conway is a Certified Public Accountant and Certified Fraud Examiner. He holds a B.S. from John Carroll University and an M.B.A. from the University of Detroit.

Larry R. Wendling, Age 46, joined the Company’s Board of Directors in 2004. Mr. Wendling is the Chief Financial Officer at The Daimler Group, Inc. a real estate developer headquartered in central Ohio, specializing in multi-tenant office buildings, warehouses and retail centers. Prior to joining Daimler from 1995 to 1999 Mr. Wendling was Treasurer/CFO of the U.S. subsidiary of Schuler, an international manufacture of metal stamping equipment for the automotive industry. From 1991 to 1995 Mr. Wendling was Manager of Financial Reporting with The Limited, Inc. Prior to joining The Limited, Mr. Wendling was employed at Arthur Anderson. Mr. Wendling is a certified public accountant. He holds a B.S. in accounting from the Ohio State University.

Class II Directors to Serve until the 2007 Annual Meeting

Daniel J. McEnroe, Age 42, joined the Company’s Board of Directors in November 1997. Mr. McEnroe is currently a Senior Managing Director of Azimuth Capital Management LLC, an investment management and financial advisory firm. From 1994 to 2001, Mr. McEnroe held positions with the Penske Corporation, a closely-held diversified transportation services company, including Treasurer of Detroit Diesel Corporation, a publicly held subsidiary. Mr. McEnroe is a Certified Public Accountant and a Chartered Financial Analyst. He holds a B.B.A. from the University of Michigan and a M.M. from the J. L. Kellogg Graduate School of Management at Northwestern University.

Stuart I. Greenbaum, Age 68, joined the Company’s Board of Directors in January 2001. Mr. Greenbaum is currently the Dean and The Bank of America Professor of Managerial Leadership at the John M. Olin School of Business, at Washington University in St. Louis. Prior to joining the Olin School in July 2000, Mr. Greenbaum spent 20 years at the Kellogg Graduate School of Management at Northwestern University where he was the Director of the Banking Research Center and the Norman Strunk Distinguished Professor of Financial Institutions. Mr. Greenbaum holds a Ph.D. in Economics from The John Hopkins University.

Thomas L. Saeli, Age 48, joined the Company’s Board of Directors in 2002. Mr. Saeli is the Vice President of Corporate Development for Lear Corporation. Prior to joining Lear in 1998, Mr. Saeli was a Vice President and Partner at The Oxford Investment Group, Inc., a Michigan-based merchant banking firm, and from 1983 to 1988 served as Division Manager of Financial Controls for Pepsico, Inc. Mr. Saeli holds a B.A. from Hamilton College, and an M.B.A. from the Columbia University Graduate School of Business.

The executive officers of the Company who are not also directors are as follows:

Christopher L. Morin, Age 46, President and Chief Executive Officer, joined the Company in June 1997. Mr. Morin also serves as the Chief Executive Officer of Noble Manufacturing Group, Inc. and its subsidiary Noble Metal Processing, Inc. Prior to joining the Company, Mr. Morin was the Chief Operating Officer of Talon Automotive Group LLC, a privately held automotive supplier from 1994 through 1997. Mr. Morin served as a member of the Company’s Board of Directors from November 1997 through August 1998, and as Chief Operating Officer from June 1997 to August 1998. Mr. Morin is also the Chairman of Veri-Tek International Corp., a publicly traded specialty machine tool builder, whose principal shareholder is Quantum Value Partners, LP. Prior to joining Talon in 1994, Mr. Morin was the Vice President of Operations for Irvin Automotive Products, a division of Takata, North America.

Jay J. Hansen, Age 41, Vice President and Chief Financial Officer, joined the Company in March 2002. Prior to joining the Company, Mr. Hansen was Vice President at Oxford Investment, a privately held merchant bank with holdings in a variety of business segments, Mr. Hansen served as the Vice President of business development from 2000 to 2002. Prior to joining Oxford, Mr. Hansen held several management positions at Michigan National Bank. Mr. Hansen holds a Bachelor of Science Degree in Business Administration from The Wharton School at the University of Pennsylvania.

Timothy J. Emmitt, Age 45, Chief Operating Officer, joined the Company in October 2001. Mr. Emmitt served as Chief Operating Officer of Noble Metal Processing, Inc. from May, 2002 to October, 2003 and as Vice President of Automotive Operations from October, 2001 to April, 2002. Prior to joining the company, Mr. Emmitt held various senior management positions in Finance, Operations and Strategy at DaimlerChrysler from July 1987 to October, 2001. Mr. Emmitt also held various Production Engineering positions at General Motors from 1983 to 1986. Mr. Emmitt holds a B.S. in Mechanical Engineering from Michigan State University and an M.B.A. from University of Chicago.

Michael C. Azar, Age 41, Vice President, General Counsel and Secretary, joined the Company in November 1996. Mr. Azar served as a member of the Company’s Board of Directors from December 1996 until November 1997. Mr. Azar is also a Principal and Managing Director of Quantum Value Partners, LP, a private equity fund. Mr. Azar is the Vice President and Secretary of Veri-Tek International, Corp., a publicly traded specialty machine tool builder, whose principal shareholder is Quantum Value Partners, LP. Prior to joining the Company, Mr. Azar was employed as General Counsel to River Capital, Inc., an investment banking firm, from January through November 1996. From 1988 to 1995, Mr. Azar practiced law with the firm of Mason, Steinhardt, Jacobs and Perlman in Southfield, Michigan. Mr. Azar holds a B.A. from Kalamazoo College and a J.D. from the University of Detroit.

Board of Directors Meetings and Committees

The Board of Directors manages or directs the management of the business of the Company. During the fiscal year ended December 31, 2004, there were seven (7) meetings of the Board of Directors. All members attended at least seventy-five percent of the meetings of the directors and the committees on which they serve.

The Board has established four standing committees the principal functions of which are briefly described below. [The charters of these committees are posted on our website, www.nobleintl.com, in the investor information section and paper copies will be provide upon request to the office of the Secretary, Noble International, Ltd., 28213 Van Dyke Ave, Warren, MI 48093].

Stockholder Communication with the Board of Directors

Stockholders desiring to communicate with a director or the entire Board of Directors may address such communication to the attention of the Secretary of the Company at the Company’s executive offices and such communication will be forwarded to the intended recipient or recipients.

Compensation Committee

Thomas L. Saeli, Larry R. Wendling and Anthony R. Tersigni, all of whom are outside directors, served on the Company’s Compensation Committee. Mr. Saeli served as Chairman of the Compensation Committee. The Compensation Committee reviews and makes recommendations regarding the compensation of the Company’s Executive Officers and certain other management staff. The members of the Compensation Committee are independent as defined by Rule 4200(1)(15) of the National Association of Securities Dealers’ listing standards. The Compensation Committee met seven (7) times during the year ended December 31, 2004.

Audit Committee

Van E. Conway, Daniel J. McEnroe, Larry R. Wendling and Fred L. Hubacker, all of whom are outside directors, served on the Company’s Audit Committee. Mr. Conway served as Chairman of the Audit Committee. The Audit Committee assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal control function and independent auditors and (4) the compliance by the Company with legal and regulatory requirements. The Audit Committee met ten (10) times during the year ended December 31, 2004. The members of the Audit Committee are independent as defined by Rule 4200(1)(15) of the National Association of Securities Dealers’ listing standards. The Board or Directors has determined that Van E. Conway is an “audit committee financial expert,” as defined by Item 401(h) of Regulation S-K.

Executive Committee

Daniel J. McEnroe, Van E. Conway, Thomas L. Saeli and Robert J. Skandalaris served on the Company’s Executive Committee. The Executive Committee serves as a liaison between the Company and Executive Management of the Company, reviewing certain specified matters on behalf of the Board of Directors. The Executive Committee met four (4) times during the year ended December 31, 2004.

Committee on Directors and Board Governance

Stuart I. Greenbaum, Fred Hubacker, Van E. Conway and Anthony R. Tersigni served on the Committee on Directors and Board Governance. Mr. Greenbaum serves as the Chairman of the Committee on Directors and Board Governance. The Committee on Directors and Board Governance annually reviews the performance of the Company’s Directors, makes recommendations for new directors, and evaluates and makes recommendations regarding the Company’s governance practices. The Committee on Directors and Board Governance will consider nominees recommended by Stockholders provided such recommendations are made in accordance with the procedures described in this Proxy Statement under “Stockholders Proposals.” The Committee on Directors and Board Governance met three (3) times during the year ended December 31, 2004.

Director Compensation

Directors who are employees of the Company receive no compensation, as such, for their service as members of the Board. In calendar year 2004, pursuant to the Non-Employee Director Plan, directors who were not employees of the Company received an annual fee of $40,000, payable in cash or Common Stock of the Company. The Chairman of the Audit Committee, Van E. Conway, received an additional $5,000 for serving in such capacity. All directors are reimbursed for expenses incurred in connection with attendance at meetings. In addition, directors are eligible to participate in the Company’s 1997 Stock Option Plan and the Company’s Non-Employee Director Plan. In calendar year 2004, 5,319 shares were issued to directors. Of these, 4,986 were issued as compensation and 333 pursuant to matches made by Directors who purchased shares of the Company in the open market.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

The following table sets forth the total compensation earned by the former and current Chief Executive Officer and each of the other four most highly compensated executive officers whose salary plus bonus exceeded $100,000 per annum during any of the Company’s last three fiscal years.

SUMMARY COMPENSATION TABLE

		Annual Compensation[1]				Long Term Compensation
Name/Principal Position	Year	Salary ($)		Bonus ($)		Restricted Stock Awards[2]		Securities Underlying Options/ SARs (#)
Robert J. Skandalaris Chairman of the Board of Directors[5]	2004 2003 2002	$ $ $	250,000 287,500 325,000	$ $	75,000 150,000 —	$	— 52,500 —	— 10,000[4] 15,000[3]

Christopher L. Morin, President, Chief Executive Officer[6]	2004 2003 2002	$ $ $	350,000 343,750 270,000	$ $ $	100,000 150,000 75,000	$	— 34,998 —	— 43,333[4] 65,000[3]

Michael C. Azar, Vice President & General Counsel	2004 2003 2002	$ $ $	200,000 210,000 225,000	$ $ $	90,000 112,000 30,000	$	— 34,998 —	— 36,666[4] 55,000[3]

Jay J. Hansen, Chief Financial Officer[7]	2004 2003	$ $	220,000 196,250	$ $	80,000 103,000		$27,987	20,000[4]

Timothy J. Emmitt, Chief Operating Officer[8]	2004 2003	$ $	240,000 214,096	$ $	120,000 75,500		—	6,667[4]

Todd C. Antenucci, Vice President Business Development[9]	2004 2003	$ $	169,500 198,788	$ $	45,000 123,500		—	—

[1]	Does not include any value that might be attributable to job-related personal benefits, the annual value of which has not exceeded the lesser of 10% of annual salary plus bonus or $50,000 for each executive officer.
[2]	Granted pursuant to the Company’s 2001 Stock Incentive Plan.
[3]	Granted pursuant to the Company’s 2002 Executive Stock Appreciation Rights Plan and subsequently surrendered.
[4]	Issued upon the surrender of grants provided under the 2002 Executive Stock Appreciation Rights Plan.
[5]	Mr. Skandalaris held the position of Chairman and CEO from November 1997 through July 2003, whereupon Mr. Morin assumed the position of CEO.
[6]	Mr. Morin has served as Chief Executive Officer since July 2003 and as its President since May 2001.
[7]	Mr. Hansen became CFO in May 2003. Prior to that time, Mr. Hansen was Vice President of Corporate Development.
[8]	Mr. Emmitt became Chief Operating Officer in May 2003. Prior to that time, Mr. Emmitt was Chief Operating Officer of Noble Metal Processing, Inc.
[9]	Mr. Antenucci became Vice President of Business Development in May 2003. Prior to that time, Mr. Antenucci was Vice President of Sales and Marketing for Noble Metal Processing, Inc. Mr. Antenucci’s employment with the Company terminated May, 2004.

OPTION/SAR GRANTS IN 2004

	Individual Grants
Name	Number of Securities Underlying Options/SARs Granted[1] (#)	% of Total Options/SARs Granted to Employees In Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					0%($)	5%($)	10%($)
Robert J. Skandalaris	0	—	—	—	—	—	—

Christopher L. Morin	0	—	—	—	—	—	—

Michael C. Azar	0	—	—	—	—	—	—

Jay J. Hansen	0	—	—	—	—	—	—

Timothy J. Emmitt	0	—	—	—	—	—	—

[1]	No options were granted by the Company in 2004 to the named executive officers.

AGGREGATED OPTION EXERCISES IN 2004

AND FISCAL YEAR-END OPTION VALUES

NAME	SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS/SARs AT FISCAL YEAR-END (#)		VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS/SARs AT FISCAL YEAR-END ($)
			EXERCISABLE	UNEXERCISABLE	EXERCISABLE	UNEXERCISABLE
Robert J. Skandalaris	0	0	10,000		$203,900	$0

Christopher L. Morin	47,000	$921,010	23,333	3,000	$475,760	$61,170

Michael C. Azar	52,500	$1,013,940	19,166	—	$390,794	$0

Jay J. Hansen	22,000	$429,029	15,500	7,500	$316,045	$152,925

Timothy J. Emmitt	10,000	$240,137	7,167	2,833	$146,135	$57,765

1997 Stock Option Plan

In November 1997, the Board of Directors of the Company adopted, and in April 1998, the Company’s Stockholders approved, the Noble International, Ltd. 1997 Stock Option Plan (the “1997 Plan”). The 1997 Plan provides for the grant to employees, officers, directors, consultants and independent contractors of non-qualified stock options as well as for the grant of stock options to employees that qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986 (“Code”). Although the Company has approximately 1,000 employees technically eligible to participate in the 1997 Plan, it is anticipated the stock options will be granted only to a limited number of management level personnel. The 1997 Plan terminates on November 24, 2007. The purpose of the 1997 Plan is to enable the Company to attract and retain qualified persons as employees, officers and directors and others whose services are required by the Company, and to motivate such persons by providing them with an equity participation in the Company. The 1997 Plan reserved 700,000 shares of the Company’s Common Stock for issuance, subject to adjustment upon occurrence of certain events affecting the capitalization of the Company.

The 1997 Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”), which has, subject to specified limitations, the full authority to grant options and establish the terms and conditions for vesting and exercise thereof. The exercise price of incentive stock options granted under the 1997 Plan is required to be no less than the fair market value of the common stock on the date of grant (110% in the case of a greater than 10% Stockholder). The exercise price of non-qualified stock options is required to be no less than 85% of the fair market value of the Common Stock on the date of grant. Options may be granted for terms of up to 10 years (5 years in the case of incentive stock options granted to greater than 10% Stockholders). No optionee may be granted incentive stock options such that the fair market value of the options which first become exercisable in any one calendar year exceeds $100,000. If an optionee ceases to be employed by, or ceases to have a relationship with the Company, such optionee’s options expire six months after termination of the employment or consulting relationship by reason of death, one year after termination by reason of permanent disability, immediately upon termination for cause and three months after termination for any other reason.

In order to exercise an option granted under the 1997 Plan, the optionee may pay the full exercise price of the shares being purchased or by utilizing a cashless exercise feature. Payment may be made either: (i) in cash; (ii) at the discretion of the Committee, by delivering shares of Common Stock already owned by the optionee that have a fair market value equal to the applicable exercise price; or (iii) in the form of such other consideration as may be determined by the Committee and permitted by applicable law.

Subject to the foregoing, the Committee has broad discretion to describe the terms and conditions applicable to options granted under the 1997 Plan. The Committee may at any time discontinue granting options under the 1997 Plan or otherwise suspend, amend or terminate the 1997 Plan and may, with the consent of an optionee, make such modification of the terms and conditions of such optionee’s option as the Committee shall deem advisable. However, the Committee has no authority to make any amendment or modifications to the 1997 Plan or any outstanding option which would: (i) increase the maximum number of shares which may be purchased pursuant to options granted under the 1997 Plan, either in the aggregate or by an optionee, except in connection with certain antidilution adjustments; (ii) change the designation of the class of employees eligible to receive qualified options; (iii) extend the term of the 1997 Plan or the maximum option period thereunder; (iv) decrease the minimum qualified option price or permit reductions of the price at which shares may be purchased for qualified options granted under the 1997 Plan, except in connection with certain antidilution adjustments; or (v) cause qualified stock options issued under the 1997 Plan to fail to meet the requirements of incentive stock options under Section 422 of the Code. Any such amendment or modification shall be effective immediately, subject to Stockholder approval thereof within 12 months before or after the effective date. No option may be granted during any suspension or after termination of the 1997 Plan.

The 1997 Plan is designed to meet the requirements of an incentive stock option plan as defined in Code Section 422. As a result, an optionee will realize no taxable income, for federal income tax purposes, upon either the grant of an incentive stock option under the 1997 Plan or its exercise, except that the difference between the fair market value of the stock on the date of exercise and the exercise price is included as income for purposes of calculating Alternative Minimum Tax. If no disposition of the shares acquired upon exercise is made by the optionee within two years from the date of grant or within one year from the date the shares are transferred to the optionee, any gain realized upon the subsequent sale of the shares will be taxable as a capital gain. In such case, the Company will be entitled to no deduction for federal income tax purposes in connection with either the grant or the exercise of the option. If, however, the optionee disposes of the shares within either of the periods mentioned above, the optionee will realize earned income in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the amount realized on disposition if less) over the exercise price, and the Company will be allowed a deduction for a corresponding amount.

2001 Non-Employee Director Stock Incentive Plan

On March 30, 2001, the Company’s Board of Directors adopted, and in May 2001, the Company’s Stockholders approved, the 2001 Non-Employee Director Stock Incentive Plan (the “Non-Employee Director Plan”). The Non-Employee Director Plan is designed to attract and retain the services of experienced and knowledgeable independent directors of the Company for the benefit of the Company and its Stockholders and to provide additional incentive for such directors to continue to work for the best interests of the Company and its Stockholders through continuing ownership of its Common Stock.

Each director who is not, and has not been during the immediately preceding 12-month period, an employee of the Company or any subsidiary of the Company, is eligible to participate in the Non-Employee Director Plan, provided that such director is not separately compensated by the Company as a consultant and does not fail to attend (or otherwise participate in) at least two-thirds (2/3) of the board meetings.

An aggregate of 200,000 shares of Common Stock have been reserved for issuance under the Non-Employee Director Plan. The Non-Employee Director Plan provides for the annual grant of incentive awards consisting of restricted stock grants and stock purchase participation awards. The Non-Employee Director Plan will be administered by the Board of Directors or, if the Board so determines, by a committee of the Board. The annual restricted stock award shares and stock purchase participation award limit will be established by the Board of Directors (or by a committee thereof) at its first meeting following the annual meeting of Stockholders each year.

Restricted stock awards will be subject to such restrictions and conditions to the vesting of awards as the Board of Directors (or committee) deems appropriate, including, without limitation, that the non-employee director remain in the continuous service of the Company for a certain period; provided, however, that no restricted stock award may vest prior to six months from its date of grant other than in connection with a participant’s death or disability.

Stock purchase participation awards shall consist of a right to receive shares of Common Stock with a fair market value equal to one-third (1/3) of the net amount spent by the non-employee director on purchases of Common Stock in the public market, subject to the terms and limitations determined by the Board of Directors (or committee). The Board of Directors (or committee) shall impose such restrictions or conditions to the vesting of stock purchase participation awards as it deems appropriate, including, without limitation, that the non-employee director remain in the continuous service of the Company for a specified period.

2001 Stock Incentive Plan

On March 30, 2001, the Company’s Board of Directors adopted, and in May, 2001, the Company’s Stockholders approved, the 2001 Stock Incentive Plan (the “Stock Incentive Plan”). The purpose of the Stock Incentive Plan is to advance the interests of the Company and its Stockholders by enabling the Company and its subsidiaries to attract and retain persons of ability to perform services for the Company and its subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

All employees of the Company and its subsidiaries, as well as non-employee directors, consultants and independent contractors, are eligible to participate in the Stock Incentive Plan. It is anticipated that the Stock Incentive Plan will be used primarily for the grant of incentive awards to executive officers of the Company and its subsidiaries.

An aggregate of 400,000 shares of Common Stock have been reserved for issuance under the Stock Incentive Plan. The Stock Incentive Plan provides for the grant of incentive awards consisting of restricted stock grants and stock bonuses. The Stock Incentive Plan will be administered by the Board of Directors or, if the Board so determines, by a committee of the Board.

Restricted stock awards will be subject to such restrictions and conditions to the vesting of awards as the Board of Directors (or committee) deems appropriate, including, without limitation, that the participant remain in the continuous employ or service of the Company or a subsidiary for a certain period or that the participant or the Company (or any subsidiary or division thereof) satisfy certain performance goals or criteria; provided, however, that no restricted stock award may vest prior to six months from its date of grant other than in connection with a participant’s death or disability.

Stock bonuses shall consist of a grant of shares of Common Stock, subject to the terms and limitations determined by the Board of Directors (or committee). In no event will a stock bonus be granted in consideration of future services. The participant will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a participant as a stock bonus upon the participant becoming the holder of record of such shares; provided, however, that the Board of Directors (or committee) may impose such restrictions on the assignment or transfer of shares of Common Stock issued as a stock bonus as it deems appropriate.

Employment Agreement

The Company entered into a one (1) year employment agreement with Christopher L. Morin, its President Chief Executive Officer, in 2001, and subsequently renewed each year thereafter. The Employment Agreement provides for an initial term of one year, with an unlimited number of successive renewals subject to the election by either party not to renew the Employment Agreement. Mr. Morin is also entitled to an incentive bonus for each fiscal year in an amount to be determined by the Compensation Committee of the Board, as well as to participate in any executive bonus or other incentive compensation program adopted by the Company. In the event Mr. Morin’s employment is terminated by the Company without cause, or by reason of his death or disability, or in the event the Employment Agreement is not renewed, the Company is obligated to pay to Mr. Morin, as severance and/or liquidated damages, an amount equal to one times his annual base salary at the time of termination.

The Company entered into a three (3) year employment agreement with Robert J. Skandalaris, its Chairman, on April 2, 1997. The Employment Agreement provides for an initial term of three years, with an unlimited number of successive three-year renewals subject to the election by either party not to renew the Employment Agreement. Mr. Skandalaris is also entitled to an incentive bonus for each fiscal year in an amount to be determined by the Compensation Committee of the Board, as well as to participate in any executive bonus or other incentive compensation program adopted by the Company. In the event Mr. Skandalaris’ employment is terminated by the Company without cause, or by reason of his death or disability, or in the event the Employment Agreement is not renewed, the Company is obligated to pay to Mr. Skandalaris, as severance and/or liquidated damages, an amount equal to three times his highest annual base salary at the time of termination plus any incentive bonus due under the Employment Agreement. Mr. Skandalaris’ employment agreement was renewed in 2000 and 2003 and has been amended to reflect increases in his annual compensation authorized by the Compensation Committee of the Board. In 2004 Mr. Skandalaris voluntarily reduced his base compensation to an annual amount of $250,000.

The Company has also entered into employment agreements with Messrs. Hansen and Azar. Messrs. Hansen and Azar are also entitled to an incentive bonus for each fiscal year in an amount to be determined by the Compensation Committee of the Board, as well as to participate in any executive bonus or other incentive compensation program adopted by the Company. These agreements have automatic renewal terms of one year and provide for varying amounts of severance based upon the individual’s length of employment with the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than 10% beneficial owners are also required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5 filings were required, the Company believes that during the period from January 1, 2004 through

December 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except the following i) Mr. Conway purchased 1,500 shares of stock on September 17, 2004. The Form 4 for this transaction was not filed until September 20, 2004. ii) Mr. Greenbaum purchased 1,000 shares of stock on August 17, 2004. The Form 4 for this transaction was not filed until September 20, 2004. iii) Mr. Skandalaris sold 60,000 shares of stock on June 10, 2004. The Form 4 for this transaction was not filed until June 17, 2004. iv) Mr. Skandalaris sold 66,200 shares between May 26 and May 28, 2004. The Form 4 for this transaction was not filed until June 7, 2004. v) on January 2, 2004, Mark Behrman exercised 5,000 options. The Form 4 for that purchase was not filed until January 28, 2004. vi) on November 4, 2004, Mr. Behrman sold 1,500 shares of common stock. The Form 4 for this transaction was not filed until November 24, 2004.

Certain Relationships and Related Transactions

The Company did not engage in any such transactions in 2004.

Code of Ethics

The Company has adopted a code of ethics that applies to all of our employees, executive officers and directors including our principal executive officer, principal financial officer, general counsel and principal accounting officer. The code of ethics includes provisions covering compliance with laws and regulations, insider trading practices, conflicts of interest, confidentiality, protection and proper use of our assets, accounting and record keeping, fair competition and fair dealing, business gifts and entertainment, payments to government personnel and reporting of illegal or unethical behavior. The code of ethics is posted on our website at www.nobleintl.com. Any waiver of any provision of the code of ethics granted to an executive officer or director may only be made by the board of directors and will be promptly disclosed on our website.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Compensation Philosophy

The Company’s executive compensation program is designed to link executive compensation to corporate performance. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie executive compensation to the Company’s success in meeting specified performance goals. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve goals that support the Company’s business strategy, to establish a link between executive and stockholder interests, and to provide a compensation package that is based on individual performance and initiative, as well as overall business results, both long and short term.

The Compensation Committee reviews the Company’s executive compensation program annually. The review includes a comparison of current total compensation levels (including base salary, annual bonus and long-term incentives) to those provided in similarly situated companies, with data being collected from several executive compensation surveys. In addition to the Compensation Surveys, the Compensation Committee also considers the compensation reported for executives by the companies included in a group of automotive companies.

The Compensation Committee determines the compensation of the CEO and the officers of the corporation, reviews the policies and philosophy set for the next level of key executives (approximately 5), and evaluates and recommends to the Board of Directors all long-term incentive plans. This process is designed to ensure congruity throughout the executive compensation program. In reviewing the individual performance of the executives whose compensation is detailed in this proxy statement the Compensation Committee takes into account the views of Mr. Skandalaris, the Company’s Chairman and Mr. Morin, the Company’s Chief Executive Officer.

The key elements of the Company’s executive compensation program are base salary, annual bonus and long-term incentives that consist of cash compensation, Company stock, and stock options. The Compensation Committee’s policies with respect to each of these elements, are the basis for the compensation awarded to Mr. Morin, the Company’s CEO.

Base Salaries

Base salaries for management employees are based primarily on the responsibilities of the position and the experience of the individual, with reference to the competitive marketplace for management talent, measured in terms of executive compensation offered by comparable companies in related businesses. Increases in base salaries are based upon the performance of the executive officers as compared to pre-established goals.

Cash Bonuses

Cash bonuses are awarded, at the discretion of the Compensation Committee, to executive officers based in part on the overall financial performance of the Company and in part on the performance of the executive officer. The financial performance of the Company is measured by revenue and operating income growth and actual performance against budgeted performance. Although annual bonuses depend primarily on the achievement of performance objectives as described above, the Compensation Committee may adjust bonus measures and awards based on other financial or non-financial actions that the Compensation Committee believes will benefit long-term stockholder value. In 2004, Mr. Morin received a cash bonus of $100,000. In 2004, cash bonuses were also paid to certain executive officers in connection with the performance of the Company.

Stock Options

The Company grants stock options under the 1997 Plan as part of its strategy to attract and retain qualified persons as executive officers and to motivate such persons by providing them with an equity participation in the Company. During 2004, no options were granted to executives and Directors of the Company and its subsidiaries.

Stock Grants

The Company grants stock pursuant to the Employee Stock Incentive Plan as part of its strategy to attract and retain qualified persons as executive officers and to motivate such persons by providing them with an opportunity to obtain equity in the Company. During 2004, the following stock grants were made: i) 4,986 shares to Directors as compensation for their service to the Company; ii) 333 shares to Directors pursuant to matches made to certain Directors who made open market purchases of the Company’s stock; and iii) 1,515 shares to certain executives (approximately 5) under the 2001 Stock Incentive Plan as matches in connection with open market purchases of the Company’s stock.

SAR Grants

The Company grants SARs pursuant to the Executive Stock Appreciation Rights Plan as part of its strategy to attend and retain qualified persons as executive officers and to motivate such person by providing them with an opportunity to realize financial gain matched to the growth of the equity of the Company. During 2003, no SAR units were granted to executives or other employees of the Company and its subsidiaries. In May, 2003, the Company’s Board of Directors terminated the SAR Plan and converted all previously granted SARs into options under the Company’s 1997 Plan.

Chairman Compensation

The factors considered by the Compensation Committee in determining the compensation of the Chairman of the Board of Directors who serves in an executive capacity, in addition to the criteria outlined above, include the Company’s operating and financial performance, as well as his leadership and establishment and implementation of the strategic direction for the Company. In 2003 Mr. Skandalaris voluntarily reduced his base compensation to $250,000 per year. Mr. Skandalaris’ compensation for fiscal 2004 remained at $250,000 in accordance with the terms of his Employment Agreement with the Company. Mr. Skandalaris also received a cash bonus for fiscal year 2004, totaling $75,000. Mr. Skandalaris’ base salary for 2005 remains at $250,000.

CEO Compensation

The factors considered by the Compensation Committee in determining the compensation of the Chairman of the Board of Directors who serves in an executive capacity, in addition to the criteria outlined above, include the Company’s operating and financial performance, as well as his leadership and establishment and implementation of the strategic direction for the Company. Mr. Morin’s base compensation for fiscal 2004 was $350,000 in accordance with the terms of his Employment Agreement with the Company. Mr. Morin also received a cash bonus for fiscal year 2004, totaling $100,000. Mr. Morin’s base salary for 2005 was increased to $400,000.

Compensation Limitations

Under section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1.0 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements such as Stockholder approval, are satisfied. The Company plans to take actions, as necessary, to insure that its stock option plans and executive compensation plans qualify for exclusion.

Summary

The Compensation Committee believes that the compensation plans are consistent with the Company’s strategic objectives and are properly aligned with the stockholder’s best interest. The programs enable the Company to attract, retain and incent highly qualified individuals and provide appropriate incentives to reward them for achieving and surpassing corporate and personal goals. The Committee periodically reviews these programs to assure that they emphasize performance and reward enhancement of stockholder value, and modifies the programs as deemed necessary and appropriate to achieve stated objectives, as well as to take into account systemic changes in leading compensation practices. The Committee also reviews these programs and changes them in recognition of the market in which the Company competes.

Sincerely,

Thomas L. Saeli

Larry R. Wendling

Anthony R. Tersigni, Ed.D.

COMPENSATION COMMITTEE

THE COMMITTEE ON DIRECTORS AND BOARD GOVERNANCE

The Committee on Directors and Board Governance is currently composed of four directors, Fred L. Hubacker, Anthony R. Tersigni, Stuart I. Greenbaum (chairman) and Van E. Conway. Messrs. Tersigni, Greenbaum and Conway, meet the criteria for independence specified in the listing standards of the NASDAQ. The principal functions of the Committee on Directors and Board Governance is to:

•	consider and recommend to the Board qualified candidates for election as directors of the Company;

•	periodically prepare and submit to the Board for adoption the Committee’s selection criteria for directors nominees;

•	recommend to the Board and management a process for new Board member orientation;

•	consider matters of corporate governance and Board practices and recommend improvements to the Board;

•	review periodically the Company’s charter and bylaws in light of statutory changes and current best practices;

•	review periodically the charter, responsibilities, membership and chairmanship of each committee of the Board and recommend appropriate changes;

•	review Director independence, conflicts of interest, qualifications and conduct and recommend to the Board removal of a Director when appropriate; and

•	annually assess the Committee’s performance.

The Committee on Directors and Board Governance held five meetings in fiscal year 2003. See “Nominating Procedures” below for further information on the nominating process.

Nominating Procedures

As described above, the Company has a standing Committee on Directors and Board Governance. The Committee on Directors and Board Governance’s charter is posted on our website, www.nobleintl.com in the investor relations section.

The Board has adopted membership guidelines that outline the desired composition of the Board and the criteria to be used in selecting directors. These guidelines provide that the Board should be composed of directors with a variety of experience and backgrounds who have high-level managerial experience in a complex organization and who represent the balanced interests of shareowners as a whole rather than those of special interest groups. Other important factors in Board composition include diversity, age, international background and experience and specialized expertise. A significant majority of the Board should be directors who are not past or present employees of the Company or of a significant stockholder, customer or supplier.

In considering candidates for the Board, the Committee on Directors and Board Governance considers the entirety of each candidate’s credentials and does not have any specific, minimum qualifications that must be met by a Board nominee. The Committee is guided by the composition guidelines set forth above and by the following basic selection criteria: highest character and integrity; experience and character.

Corporate Governance

The Board of Directors has determined that seven of the Company’s nine directors are independent under the rules of the NASDAQ. The independent directors are: Thomas L. Saeli, Anthony R. Tersigni, Fred L. Hubacker, Larry R. Wendling, Van E. Conway, Daniel J. McEnroe, Mark T. Behrman, and Stuart I Greenbaum. The other director is Robert J. Skandalaris, Chairman of the Board. Each of the directors serving on the Audit Committee, the Compensation Committee and the Corporate Governance Committee are independent under the standards of the NASDAQ.

Meetings of Non-Employee Directors

The non-employee directors of the Board typically meet in executive session without management present either prior to or immediately following each scheduled Board Meeting, and as otherwise needed. When the non-employee directors of the Board or respective committees meet in executive session without management, and their chairman is unavailable for the executive session, a temporary chair is selected from among the directors to preside at the executive session.

Charters

The Company has adopted Charters for its Audit, Compensation, Executive and Corporate Governance Committees. These Charters are published on the Company’s website: www.nobleintl.com. The Company will provide without charge a copy of the Charters to any stockholder upon written request to the Corporate Secretary.

Business Conduct Policy

The Company’s Business Conduct Policy is published on the Company’s website: www.nobleintl.com. The Company will provide without charge a copy of the Charters to any stockholder upon written request to the Corporate Secretary, Michael C. Azar.

Communication with the Board of Directors

Correspondence for any member of Noble’s Board of Directors may be sent to his attention: c/o Corporate Secretary, Noble International, Ltd., 28213 Van Dyke, Warren, Michigan 48093. Any written communication will be forwarded to the Board for its consideration.

Director Attendance at Annual Meetings

The Company does not expect it directors to attend the Annual Meeting of Stockholders.

AUDIT COMMITTEE

The Board of Directors has adopted a written charter for the Audit Committee. The four members of the Audit Committee are “independent” as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealer’s listing standards.

Principal Accounting Firm Fees. The aggregate amount of fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2004 and December 31, 2003, are as follows:

	2003	2004
Audit Fees	$175,500	$259,445
Audit Related Fees	$222,000	$501,730

Total Audit and Audit-Related Fees	$397,500	$761,175
Tax Fees	$535,072	$501,980
All Other Fees	$22,280	$-0-

Total Fees	$954,852	$1,263,155

Audit Fees. These fees are for professional services rendered in connection with the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2004 and December 31, 2003, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year.

Audit Related Fees. These fees are for professional services rendered in connection with the audit of the Company’s employee benefit plans and for Sarbanes-Oxley Act, Section 404 advisory and attestation audit services.

Financial Information System Design and Implementation Fees. There were no fees billed by Deloitte & Touche LLP for professional services rendered to the Company for the fiscal year ended December 31, 2004, for the design and implementation of financial information systems.

Tax Fees. These fees relate to federal, state and foreign tax compliance services, including preparation, compliance, advice and planning.

All Other Fees. These fees are for professional services rendered in connection with the Company’s acquisitions, debt and equity offerings and other miscellaneous services.

The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy which requires the Committee’s pre-approval of audit and non-audit services performed by the independent auditor to assure that the provisions of such services does not impair the auditor’s independence. For the fiscal year ended December 31, 2004, the Audit Committee pre-approved all of the audit and non-audit services rendered by Deloitte and Touche and listed above.

Leased Employees. Deloitte & Touche LLP has informed the Company that none of the hours expended on its engagement to audit the Company’s financial statements for the fiscal year ended December 31, 2004, were attributable to work performed by persons other than full time, permanent employees.

The Audit Committee report set forth below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Audit Committee Report. Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors. In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the independent auditor’s provision of other non-audit services to the Company is compatible with the auditor’s independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or fairness of the audited financial statements.

Sincerely,

Van E. Conway

Daniel J. McEnroe

Larry R. Wendling

Fred L. Hubacker

AUDIT COMMITTEE

PERFORMANCE GRAPH

The following graph demonstrates the cumulative total return, on an indexed basis, to the holders of the Company’s Common Stock in comparison with the Russell 2000 Index and an industry index of eighteen publicly traded companies operating primarily in Standard Industrial Classification 3714, except General Parts Corp (5013) and Tower Automotive (3460) (the “Peer Group Index”). The Peer Group Index was selected by the Company because the companies included therein engaged in either the manufacturing of motor vehicles and related parts, accessories and equipment with market capitalizations similar to that of the Company. The Peer Group Index consists of Arvin Meritor, Inc., Borg Warner, Inc., Dana Corp., Delphi Corp., Gentex Corp, General Parts Corp., Johnson Controls, Inc., Lear Corp., Modine Manufacturing Co., Superior Industries, Inc., Tower Automotive, Inc. and Visteon Corp. The Peer Group Index closely approximates Noble’s peer group both in range of products provided and market capitalization.

The graph assumes $10,000 invested on December 31, 1999 in the Common Stock, in the Russell 2000 Index and the Peer Group Index. The historical performance shown on the graph is not necessarily indicative of future price performance.

	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004
Auto Parts Peer Index	$10,000	$7,446	$9,577	$8,458	$11,798	$12,190
Russell 2000 Index	$10,000	$9,580	$9,779	$7,590	$11,033	$12,909
The Company	$10,000	$3,652	$5,690	$5,426	$15,923	$14,184

ITEM 2:	RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, upon recommendation of the Audit Committee, has appointed Deloitte & Touche LLP as independent public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2005, and to perform other appropriate services as directed by the Company’s management and Board of Directors.

A proposal will be presented at the meeting to ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accountants. It is expected that a representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions or to make a statement if he or she so desires. Stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent public accountants is not required by the Company’s Bylaws or other applicable legal requirement. However, the Board of Directors is submitting the selection of Deloitte & Touche LLP to the Stockholders for ratification as a matter of good corporate practice. If the Stockholders fail to ratify this appointment other independent public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee. Even if the appointment is ratified, the Board of Directors at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its Stockholders.

Vote Required

The ratification of Deloitte & Touche LLP as the Company’s independent public accountants will require the affirmative vote of the holders of at least a majority of the outstanding shares of the Company’s Common Stock present or represented at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS.

ITEM 3:	OTHER MATTERS

Except for the matters referred to in the accompanying Notice of Annual Meeting, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at the meeting that is a proper subject for action by the Stockholders. However, if any other matters should properly come before the meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the “recommendation of the Board of Directors.”

ANNUAL REPORT

The Annual Report to Stockholders covering the Company’s fiscal year ended December 31, 2004 is being mailed to Stockholders with this Proxy Statement. The Company’s annual report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 2004, including the financial statements and schedules thereto, which the Company has filed with the Securities and Exchange Commission will be made available to beneficial owners of the Company’s securities without charge upon request by contacting Michael C. Azar, Secretary, 28213 Van Dyke Ave., Warren, Michigan 48093. The annual report does not form any part of the material for the solicitation of the Proxy.

STOCKHOLDER PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2006 Annual Meeting of Stockholders must submit the written proposal to the Company no later than December 30, 2005. Stockholders who intend to present a proposal at the 2006 Annual Meeting of Stockholders without inclusion of such proposal in the Company’s proxy materials are required to provide notice of such proposal to the Company no later than March 3, 2006. The persons named in the Company’s proxies for its annual meeting of stockholders to be held in 2006, may exercise discretionary voting power with respect to any such proposal as to which the Company does not receive timely notice. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

REQUEST TO RETURN PROXIES PROMPTLY

A Proxy is enclosed for your use. Please mark, date, sign and return the Proxy at your earliest convenience or vote through the telephone or Internet procedures set forth on the proxy card. The Proxy requires no postage if mailed in the United States in the postage-paid envelope provided. A prompt return of your Proxy will be appreciated.

By Order of the Board of Directors,

/s/ MICHAEL C. AZAR
Michael C. Azar,
Secretary

Warren, Michigan

May 16, 2005

NOBLE INTERNATIONAL, LTD. PROXY—2005 ANNUAL MEETING

Solicited on behalf of the Board of Directors for the Annual Meeting June 24, 2005

The undersigned, a Stockholder of Noble International, Ltd., a Delaware corporation, appoints Michael C. Azar his, her or its true and lawful agent and proxy, with full power of substitution, to vote all the shares of stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Noble International, Ltd. to be held at the Birmingham Country Club, 1750 Saxon Drive, Birmingham, Michigan, on Friday, June 24, 2005 at 10:00 a.m., and any adjournment(s) thereof, with respect to the following matters which are more fully explained in the Proxy Statement of the Company dated May 19, 2005, receipt of which is acknowledged by the undersigned:

NOBLE INTERNATIONAL, LTD.

June 24, 2005

Co. #	Acct. #

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL. Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE ONLY). Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET. Please access the web page at “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS →

ITEM 1:	ELECTION OF CLASS II DIRECTORS

	☐ FOR all nominees	☐ WITHHOLD AUTHORITY
	(Except as listed below)	(As to all nominees.)

Nominees:	Robert J. Skandalaris, Anthony R. Tersigni, Mark T. Behrman

Instruction:	To withhold authority to vote for any individual nominee(s), write that nominee’s name in the space provided below.

ITEM 2:	RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS

☐ FOR	☐ AGAINST	☐ ABSTAIN

ITEM 3:	THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETINGS

This proxy will be voted in accordance with the instructions given. If no direction is made, the shares represented by this proxy will be voted FOR the election of the directors nominated by the Board of Directors, for the ratification of Deloitte Touche LLP as the Company’s Independent Public Accountants and will be voted in accordance with the discretion of the proxies upon all other matters which may come before the Annual Meeting.

DATED: , 2005

Signature of Stockholder

Signature of Stockholder

PLEASE SIGN AS YOUR NAME APPEARS ON THE PROXY

Trustees, Guardians, Personal and other Representatives, please indicate full titles.